Exhibit 10.2

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission (SEC). Confidential treatment has been requested with respect to the omitted portions.

DISTRIBUTION AGREEMENT

AGREEMENT made this 1st day of October, 2014 by and between Enerpulse Technologies, Inc., with offices at 2451 Alamo Ave. NE, Albuquerque, NM, 87106 (hereinafter, MANUFACTURER), and EuroAmerican Engineering with offices at 3556 SE Dixie Highway Stuart, Florida, 34997 and its affiliate IMEGA INTERNATIONAL GROUP Srl, with offices at Via Malpasso, 37, Sansepolcro (Arezzo), Italy, 52037 (hereinafter DISTRIBUTOR). MANUFACTURER and DISTRIBUTOR may be referred to hereinafter, together, as the “Parties” and individually as a “Party.”

WITNESSETH:

WHEREAS, MANUFACTURER desires to appoint DISTRIBUTOR as the independent exclusive distributor of the Products (as defined below in Schedule B) anywhere within the Territory, and DISTRIBUTOR wishes to obtain from MANUFACTURER the exclusive right to market and sell the Products in the Territory, on and subject to the terms and conditions set forth herein;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

Definitions

As used in this Agreement, each of the following terms has the meaning set forth thereafter, such meaning to be equally applicable both to the singular and plural forms of the terms herein defined:

"Affiliate" means any individual, partnership, corporation or company owning ten percent (10%) or more of a Party, or any partnership, corporation or company in which a Party has at least a ten percent (10%) ownership interest.

"Agreement" means this agreement, together with all schedules hereto now or hereafter attached hereto, as may be modified, amended or supplemented from time to time.

“Alternative Fuel” means CNG, LPG and E85 transportation fuels.

"Force Majeure" shall mean, cover and include the following: acts of God, strikes, lock-outs, industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, wash-outs, tornadoes, hurricanes, windstorms, arrest and restraint of rulers and people, civil disturbances, boycotts, explosions, breakage or accident to machinery or equipment, and any other causes similar to those above, which are not within the reasonable control of the Party claiming force majeure, and which by the exercise of due diligence such Party is unable to overcome.

“OEM” means original equipment vehicle or engine manufacturer.

“Manufacturer’s Patents” means the patents registered or filed by Manufacturer, including those patents listed on Schedule C.

"Products" means (1) those products manufactured by MANUFACTURER and which are described in Schedule B attached hereto, and (2) unless the context indicates otherwise, all spare and replacement parts for such products.

The terms "sale" and "resale" and any grammatical variant thereof shall include, without limitation, sales, contracts for sale, conditional sales, installment sales, rentals or leases, and any other arrangement whereby the Products are placed at the disposal of the ultimate user.

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CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission (SEC). Confidential treatment has been requested with respect to the omitted portions.

"Territory" means the locations referred to in Schedule A attached hereto.

All amounts are in United States Dollars.

ARTICLE II

Appointment as Distributor

2.01     Appointment as Exclusive Distributor. (a) MANUFACTURER appoints DISTRIBUTOR as an independent EXCLUSIVE AUTHORIZED DISTRIBUTOR within the Territory (as defined in Schedule A herein) for 1) the sale of the Products for use in the conversion of gasoline or diesel fueled vehicles to use Alternative Fuel, 2) conversion of new vehicles and/or engines manufactured by OEMs to operate on Alternative Fuel providing such conversion utilizes a complete conversion system supplied by DISTRIBUTOR and 3) for service replacements in the general Alternative Fuel aftermarket; and, DISTRIBUTOR hereby accepts this appointment, upon the terms hereinafter set forth herein. For this purpose, MANUFACTURER hereby grants to DISTRIBUTOR the exclusive, limited and non-transferable right and license to market, resell and distribute the Products 1) directly to automotive OEMs for use in their manufactured vehicles operating on Alternative Fuel providing such conversion utilizes a complete conversion system supplied by DISTRIBUTOR and 2) for service replacements in the general Alternative Fuel aftermarket in the Territory, and 3) to its sub-distributors or agents for the same conditions. DISTRIBUTOR will not market, sell or distribute any Product outside of the Territory, and will use its best efforts to ensure that any Product sold by DISTRIBUTOR will not be re-sold outside of the territory. All orders or direct inquiries received by MANUFACTURER with respect to the sale of any Product in the Territory for the applications herein will be referred by MANUFACTURER to DISTRIBUTOR. All orders or direct inquiries received by DISTRIBUTOR with respect to the sale of any Product outside the Territory will be referred by DISTRIBUTOR to MANUFACTURER.

(a) MANUFACTURER hereby grants to DISTRIBUTOR the exclusive, limited and non-transferable right and license to market, resell and distribute the Products (as delineated in Schedule B hereto) to the high performance and racing markets in the Territory.

(b) MANUFACTURER hereby grants to DISTRIBUTOR, on a non-exclusive basis, the limited and non-transferable right and license to market, resell and distribute the Products as shown on Schedule B for all vehicle and/or engine applications, regardless of fuel type.

(c) This Agreement only authorizes DISTRIBUTOR to resell Products originally sold to DISTRIBUTOR by MANUFACTURER. The sales of, or offer to sell, Products to DISTRIBUTOR by MANUFACTURER does not cover any other right to manufacture or modify the Products.

(d) MANUFACTURER shall notify DISTRIBUTOR promptly every time it comes to its attention that sales of the Product are being made in the Territory by persons other than the DISTRIBUTOR or purchasers from DISTRIBUTOR and, at DISTRIBUTOR's request and expense, shall take all steps, including litigation, as are necessary to prevent such sales or as it considers reasonable to protect the rights granted to DISTRIBUTOR. This excludes OEMs except those already purchasing Alternative Fuel conversion equipment from DISTRIBUTOR.

2.02     Independent Contractor. It is expressly declared that this Agreement and the relationships between the parties established hereby does not constitute a partnership, franchise, joint venture, agency, or contract of employment between them. DISTRIBUTOR shall perform pursuant to this Agreement as an independent contractor. Neither Party shall act or represent itself, either directly or by implication, as an agent of the other Party. Except as stipulated in this Agreement, neither Party shall have any rights, power, or authority to act or to create any obligation, express or implied, on behalf of the other. Any place or places of business maintained by DISTRIBUTOR in connection with the performance of this Agreement shall be maintained at DISTRIBUTOR’s own name. DISTRIBUTOR agrees to indemnify, defend and hold MANUFACTURER harmless from any and all claims against MANUFACTURER from DISTRIBUTOR’s acts or failure to act when required to do so.

Initials ____/____

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission (SEC). Confidential treatment has been requested with respect to the omitted portions.

2.03     Maintenance of Exclusivity in Territory. To maintain its exclusive distribution rights in the Territory, as defined in 2.01and 2.01 (a), DISTRIBUTOR agrees to order the minimum yearly aggregate quantities of Products from MANUFACTURER set forth in Schedule A attached hereto.

2.04     Forecasts. DISTRIBUTOR shall deliver to MANUFACTURER (a) on the date of this Agreement, and (b) thereafter, no later than the last day of each calendar quarter, an estimate (“Estimate”) of the quantities of each specific Product (the “Forecasted Products”) required by DISTRIBUTOR for the succeeding two (2) calendar quarters. Forecasted Products will be shipped by MANUFACTURER within 30 days of receipt of a purchase order from DISTRIBUTOR directly to MANUFACTURER. Products which were not included in the Estimate as Forecasted Products for the applicable period will be shipped on a commercially reasonable efforts basis by MANUFACTURER.

ARTICLE III

Registration, Sales and Service of Products

3.01     Registration. (a) MANUFACTURER and DISTRIBUTOR understand and agree that the Products may be required to be registered with the regulatory authorities of a Territory before they are allowed to be resold or distributed in such Territory. Therefore, for the purpose of distribution of Products, DISTRIBUTOR, with MANUFACTURER’s assistance as necessary, agrees to, if necessary; register the Products with such authorities.

(b)  DISTRIBUTOR shall undertake all of the necessary and relevant formalities and procedures in respect of registration of Products within a Territory, to handle the verification and authentication formalities, etc. All of the registration fees and the expenses (including translation, verification, authentication, etc.) shall be paid by DISTRIBUTOR.

(c)  MANUFACTURER retains all right, title, and interest in and concerning each Product after such product is registered.

(d)  DISTRIBUTOR will apply for registration as soon as documents are ready, including any required translation. DISTRIBUTOR will keep MANUFACTURER updated as to the process and timing including written evidence thereto. Registration procedures should be accomplished in the period that the agencies take with their formalities with proper documentation submitted.

3.02     Best Efforts. DISTRIBUTOR shall use its best efforts to sell and promote the sale of the Products within the Territory. For Products sold to the other than Alternative Fuel aftermarket DISTRIBUTOR shall conform to MANUFACTURER retail pricing criteria in accordance with Schedule B, attached hereto.

3.03     Technical Support. MANUFACTURER shall provide at its sole cost, if requested by DISTRIBUTOR on an annual basis, personnel to assist in the technical training on PRODUCTS of DISTRIBUTOR's personnel at DISTRIBUTOR location. The number of MANUFACTURER personnel and length of stay in the Territory is to be agreed upon by DISTRIBUTOR and MANUFACTURER; provided, however, that MANUFACTURER shall provide at its own expense technical personnel to attend 4 national trade shows per year where DISTRIBUTOR is exhibiting upon DISTRIBUTOR’S prior written notice delivered at least 30 calendar days before the date of such trade show.

3.04     Information on Products. MANUFACTURER shall from time to time provide DISTRIBUTOR with such samples, catalogues, brochures, artwork and up to date information concerning the Product as MANUFACTURER considers appropriate, or as DISTRIBUTOR may reasonably require in order to assist DISTRIBUTOR with sales of the Product in the Territory. To the extent it deems necessary DISTRIBUTOR shall translate and reproduce all sales and support materials in the predominant language of the Territory. The DISTRIBUTOR acknowledges that compliance with all applicable laws and regulations and the accurate translation of any descriptive or operational literature, including the expense thereof, shall be the DISTRIBUTOR's sole responsibility. Before reproducing any materials that represent the MANUFACTURER or it's Product, the DISTRIBUTOR must present copies of finished artwork of any and all materials to be produced for MANUFACTURER approval, and MANUFACTURER shall use it's best efforts to and approve as soon as practical.

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CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission (SEC). Confidential treatment has been requested with respect to the omitted portions.

3.05     Servicing. DISTRIBUTOR will be responsible for the sale and servicing of the Product in the Territory. MANUFACTURER will provide a replacement Product in exchange for any defective Product in accordance with Section 4.01.

ARTICLE IV

Inventory, Marketing and Other Distributor Covenants

4.01     Inventory; Facilities. (a) DISTRIBUTOR agrees to purchase and carry adequate inventory of the Products to satisfactorily meet sales opportunity and service demands. For this purpose, the DISTRIBUTOR shall place the first order to MANUFACTURER within 60 (sixty) days from the date of this Agreement.

(b) DISTRIBUTOR shall provide, in its own name and at its own cost and to the reasonable satisfaction of MANUFACTURER, adequate sales and storage facilities for the Products.

4.02     Staffing. DISTRIBUTOR shall maintain at all times, to the reasonable satisfaction of MANUFACTURER, sufficiently trained sales personnel to enable the DISTRIBUTOR to perform its obligations under this Agreement, and for that purpose, to participate in the sales training programs offered by MANUFACTURER.

4.03     Reporting; Recordkeeping. (a) DISTRIBUTOR shall submit, within ten (10) days following the end of each quarter, to MANUFACTURER, a written report including information about market situation, sales and promotional activities, customer’s reaction to the Products, and any other information which may be reasonably requested by MANUFACTURER.

(b) DISTRIBUTOR shall inform MANUFACTURER in a timely manner of any known business opportunities involving the Products that the DISTRIBUTOR is unable to pursue for whatever reason.

(c) DISTRIBUTOR agrees to keep accurate records of sales, revenues received, discounts provided, and resale customers related to and from the distribution of the Products during the initial term, any subsequent extensions and for a period of twelve (12) months thereafter (the “Reporting Period”). During the Reporting Period, DISTRIBUTOR agrees to provide a copy of such report if requested by MANUFACTURER, not to exceed one request per month.

4.04     Defective Products. No Product shall be returned for credit except for any defective Product which shall be replaced by MANUFACTURER if said defect in the Product is reasonably determined by MANUFACTURER not to have been caused by misuse, abuse, improper installation or application, repair, alteration, accident, or negligence in the use, storage, transportation or handling of such Product. MANUFACTURER shall reimburse DISTRIBUTOR for any reasonable costs, supported by proper documentation, incurred by DISTRIBUTOR as a result of any defective Product.

4.05     Marketing Materials. DISTRIBUTOR agrees to advertise the Products and to distribute literature, pamphlets, and catalogues and to do such other tasks as may be necessary to maintain the goodwill to customers within the Territory. The advertisement, literature, pamphlets, catalogues and other promotional materials shall be provided by MANUFACTURER pursuant to Section 3.04 to assure that the information therein is true and correct. All marketing and sales materials for the Product to be used by DISTRIBUTOR in the marketing effort will be provided to MANUFACTURER, text in English, for written approval prior to use. DISTRIBUTOR is granted a royalty free license to use the trade names and trademarks as used by MANUFACTURER in the United States provided DISTRIBUTOR shall submit the material containing the trade names and/or trademarks for approval by MANUFACTURER in writing prior to use. All trade names used by DISTRIBUTOR in the Territory containing all or any portion of trade names used by MANUFACTURER outside the Territory shall be the property of MANUFACTURER. DISTRIBUTOR shall not make nor permit any of its employees, agents, sales representatives or subcontractors to make any representation or warranty with respect to or otherwise describe any Products distributed and sold hereunder except in strict accordance with literature relating thereto and written descriptions thereof.

Initials ____/____

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission (SEC). Confidential treatment has been requested with respect to the omitted portions.

4.06     Compliance with Laws. (a) DISTRIBUTOR agrees not to do anything in violation of the U.S. Import and Export Administration statutes and regulations, or similar laws and regulations within the Territory.

(b)  DISTRIBUTOR agrees to comply with all laws applicable to the performance of the Agreement, including the Anti-Kickback Act (41 U.S.C. §§ 51-58) and the Byrd Amendment (31 U.S.C. § 1352).

(c)  DISTRIBUTOR agrees to advise MANUFACTURER promptly of any laws or regulations, which would affect the importation of Products into the Territory.

4.07     Licenses. DISTRIBUTOR shall arrange, at its expense, for any exchange control approvals, import licenses and approvals for the importation of the Products, and, when requested, to give MANUFACTURER evidence of such applications, licenses or approvals.

4.08      Manufacturer’s Intellectual Property Rights. (a) DISTRIBUTOR will immediately bring to MANUFACTURER’S attention any improper or wrongful use in the Territory of MANUFACTURER’S Patents, trademarks, copyrights, emblems, designs, models or similar industrial or commercial rights which come to DISTRIBUTOR’S notice. DISTRIBUTOR shall assist MANUFACTURER, at MANUFACTURER cost, in taking all steps to defend MANUFACTURER’S rights but shall not be required to institute legal proceedings.

(b)     All rights not expressly granted herein are reserved by MANUFACTURER. DISTRIBUTOR acknowledges and agrees that MANUFACTURER exclusively owns or has procured the necessary third party rights to the Products, and any documentation related thereto, and any MANUFACTURER trademark, trade name, service mark, logo or icon that is proprietary to MANUFACTURER, whether or not registered. DISTRIBUTOR recognizes that the Products enjoy deserved technical prestige, trademark, trade name and other proprietary repute, business credit, and goodwill within and outside the Territory and/or elsewhere. Except as provided in Section 3, DISTRIBUTOR will not register or attempt to register any patents, trademarks, service marks or trade names, copyrights or other intellectual property rights covering the Products, services or processes owned, devised, or manufactured by MANUFACTURER or covering any Products, services or processes of a similar class. DISTRIBUTOR agrees that any registration or application in breach of this covenant will inure to the benefit of MANUFACTURER and agrees to assign and does hereby assign all legal and equitable rights, title and interest in and to such application or registration to MANUFACTURER.

(c)     Upon MANUFACTURER’s written request, DISTRIBUTOR will use commercially reasonable efforts to assist MANUFACTURER in preventing, investigating, and prosecuting any infringement, by any individual, corporation, or other entity, of any MANUFACTURER Patents, trademarks, service marks, copyrights, trade secrets and like intellectual property rights within the Territory related to the Products. DISTRIBUTOR agrees to promptly inform MANUFACTURER of any such infringement DISTRIBUTOR becomes aware of.

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CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission (SEC). Confidential treatment has been requested with respect to the omitted portions.

(d)     DISTRIBUTOR agrees not to modify, adapt, prepare derivative works from, decompile, or disassemble any Product. DISTRIBUTOR further agrees not to, at any time, remove, obscure, or alter MANUFACTURER’s copyright notice, logos, trademarks, or other proprietary rights notices affixed to or contained within the Products. Other than as permitted herein, DISTRIBUTOR will not display or otherwise use, remove, obscure, alter or permit any person or entity under its control to display or otherwise use remove, obscure, alter any of the trademarks, service marks, trade names, copyrights or other proprietary designations, or any variations or combinations thereof, owned by MANUFACTURER, without the prior express written consent of MANUFACTURER. DISTRIBUTOR will send for appropriate approval, prior to the use of any trademark, service mark, trade name, copyright or proprietary designation, or any variation or combination thereof, a sample of each letterhead, invoice, price list, label, packaging material, sign, brochure, and all other advertising, promotional, printed or other material displaying or otherwise using the trademark, trade name, service mark, copyright or other proprietary designation, or combination or variation thereof, and will display or otherwise use only such material as MANUFACTURER appropriately consents in writing to be displayed or otherwise used. Any such approval shall not grant to DISTRIBUTOR, by implication or otherwise, any ownership or other intellectual property right in or to such trademarks, service marks, trade names or other intellectual property rights owned or controlled by MANUFACTURER.

ARTICLE V

Conditions of Sale to Distributor

5.01     Sales to Distributor. (a) It is expressly understood by the Parties that all purchase orders and or blanket purchase order releases (hereinafter “Orders”) for the Products shall be placed with MANUFACTURER and that DISTRIBUTOR will be invoiced and make payments directly to MANUFACTURER. The terms and conditions of this Agreement shall apply to and govern all Orders for the Products submitted to MANUFACTURER by DISTRIBUTOR. Nothing contained in any such Orders shall in any way modify such terms and conditions or add any additional terms and conditions except as otherwise agreed to in writing by the Parties. In the event of any conflicting terms between any purchase order and this Agreement, the terms and conditions set forth in this Agreement shall control.

(b) All Orders for the Products placed by DISTRIBUTOR shall be in writing, and may be initially placed by facsimile or electronic mail if a hard copy of the written purchase order for such order is received by MANUFACTURER within ten (10) business days after such facsimile or electronic mail is received by MANUFACTURER. All Orders placed with MANUFACTURER for Products shall be subject to acceptance by MANUFACTURER, and MANUFACTURER shall notify DISTRIBUTOR in writing of the acceptance or rejection of a purchase order and of assigned delivery date for accepted Orders within five (5) business days after receipt of such order.

(c) MANUFACTURER reserves the right to cancel or delay shipment of any order placed by DISTRIBUTOR and accepted by MANUFACTURER, if DISTRIBUTOR (i) fails to make any payment as provided herein; or (ii) otherwise fails to comply with the terms and conditions of this Agreement.

(d) Once an order placed by DISTRIBUTOR has been accepted by MANUFACTURER, it may not be cancelled by DISTRIBUTOR, unless (i) MANUFACTURER has failed to ship the order, or any portion thereof, within thirty (30) business days of the requested delivery date; (ii) DISTRIBUTOR provides written notice of cancellation, and MANUFACTURER acknowledges such cancellation in writing; and (iii) MANUFACTURER has not yet shipped the order or portion thereof which DISTRIBUTOR desires to cancel. In such a case, DISTRIBUTOR will pay a ten percent (10%) cancellation charge to MANUFACTURER for all costs already incurred by MANUFACTURER as well as any material and/or labor commitments made by MANUFACTURER.

(e) MANUFACTURER, in its sole discretion, shall have the right to discontinue the marketing, production, distribution of any or all of the Products at any time during the term of this Agreement, provided that MANUFACTURER gives thirty (30) days prior written notice to DISTRIBUTOR. MANUFACTURER shall be under no obligation to continue the production of any Product. MANUFACTURER may modify, replace, and improve any Product, at MANUFACTURER’S discretion, without prior notice to DISTRIBUTOR and liability of any kind.

(f) MANUFACTURER’s 30 day return policy, outside of warranty claims, is set forth on Schedule A attached hereto.

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CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission (SEC). Confidential treatment has been requested with respect to the omitted portions.

5.02     Shipping and Delivery. (a) The Products shall be shipped as agreed to by both parties.

(b) Delivery to DISTRIBUTOR shall be F.O.B. MANUFACTURER plant (as such terms are defined by INCOTERMS2000) with all costs, insurance and freight paid by DISTRIBUTOR. MANUFACTURER shall not be liable for transportation or for loss or damage in transit. Claims for shortage or damages to shipments shall be made against the carrier by DISTRIBUTOR. Claims for shortage not attributable to the carrier must be initiated by DISTRIBUTOR against MANUFACTURER within ten (10) days after arrival of shipment at the specified destination. Shipping dates are estimated, and MANUFACTURER shall not be liable for loss or control including, but not limited to, compliance with regulations, orders or instructions of any governmental authority, or any department or agent thereof, and Force Majeure,, and delays resulting from any such causes shall extend the time for delivery correspondingly. As it relates to shipping, in no event shall MANUFACTURER be liable for consequential, incidental, punitive, or special damages due for any reason whatsoever.

5.03     Pricing and Payment. (a) Prices of the Products listed in Schedule B are to remain as listed in such Schedule B for a twelve (12) month period following the date of this Agreement. Thereafter, MANUFACTURER reserves the right to increase the prices on a semi-annual basis. MANUFACTURER shall give DISTRIBUTOR 60-days prior written notice of any price increases.

(b) The prices for the Products on Schedule B do not include any special or required labels and marking, which is different from MANUFACTURER’s standard export packing. DISTRIBUTOR shall advise of any special packing, marking or labeling which may be required, and such additional costs shall be added to the final purchase price of Products.

5.04     Taxes. The prices of the Products on Schedule B do not include transportation, customs duties, tariffs, taxes, fees or other charges which may be imposed on the importation, handling, transportation, purchase, use or sale of the Products. In addition to the prices, the amount of any present or future duty, tariff, tax, fee or charge applicable to the importation, handling, transportation, purchase, use or sale of the Products shall be paid by DISTRIBUTOR except where law otherwise provides, in which event the amount of such duties, tariffs, taxes, fees or charges shall be added to the then current prices of the Products listed on Schedule B.

5.05     Modifications to Products. (a) DISTRIBUTOR shall not make any changes to the Product without the prior written approval of MANUFACTURER. Any proposed changes, text in English, must be submitted to MANUFACTURER in writing with supporting drawings and technical information. No response by MANUFACTURER within thirty (30) days shall be deemed as non-approval of the proposed changes.

(b) Any changes to the Product remain the sole property of MANUFACTURER or the patent holders, as the case may be. MANUFACTURER agrees to return to DISTRIBUTOR any and all information submitted to MANUFACTURER for proposed changes in the event those changes are not approved. The return of non-approved material shall be returned within thirty (30) days of notification.

5.06     Upgrades to Products. MANUFACTURER shall provide to DISTRIBUTOR, during the term of this Agreement, any and all modifications or upgrades made by MANUFACTURER to the Product distributed in the United States. The modifications and upgrades shall not be subject to the pricing provisions of Section 5.03(a) herein.

5.07     New Products. MANUFACTURER shall offer to DISTRIBUTOR for exclusive distribution in the Territory any new Product not listed on Schedule B attached hereto, manufactured and distributed by MANUFACTURER in the United States. The new Products shall be offered under an entirely new agreement negotiated between MANUFACTURER and DISTRIBUTOR. Should DISTRIBUTOR and MANUFACTURER not reach agreement as to any new Product, MANUFACTURER shall retain the right to distribute such new Product in the Territory and the right to secure a distributor to market, sell and distribute such new Product in the Territory under terms substantially the same as those offered to DISTRIBUTOR.

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CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission (SEC). Confidential treatment has been requested with respect to the omitted portions.

5.08     Confidentiality. “Confidential Information” shall mean any confidential technical data, trade secret, know-how or other confidential information disclosed by MANUFACTURER to DISTRIBUTOR in writing, orally, or by drawing or other form. MANUFACTURER hereby grants DISTRIBUTOR a license to utilize such Confidential Information and all patents, to the extent necessary or advisable to perform its obligations hereunder.

(a) Notwithstanding the foregoing, Confidential Information shall not include information which: (i) is known to DISTRIBUTOR at the time of disclosure or becomes known to DISTRIBUTOR without breach of this Agreement; (ii) is or becomes publicly known through no wrongful act of DISTRIBUTOR; (iii) is rightfully received from a third party without restriction on disclosure; (iv) is independently developed by DISTRIBUTOR; or (v) is disclosed pursuant to judicial order, requirement of a governmental agency or by operation of law.

(b) DISTRIBUTOR agrees that it will not disclose any Confidential Information to any third party and will not use Confidential Information of MANUFACTURER for any purpose other than for the performance of the rights and obligations hereunder during the term of this Agreement and for a period of five (5) years thereafter, without the prior written consent of MANUFACTURER. DISTRIBUTOR further agrees that Confidential Information shall remain the sole property of MANUFACTURER and that it will take all reasonable precautions to prevent any unauthorized disclosure of Confidential Information by its employees.

(c) Upon the request of MANUFACTURER, DISTRIBUTOR will promptly return to MANUFACTURER all Confidential Information furnished hereunder and all copies thereof.

(d) Neither Party shall disclose any of the specific terms of this Agreement to any third party without the prior written consent of the other Party, which consent shall not be withheld unreasonably. Notwithstanding the foregoing, any party may disclose information concerning this Agreement as required by the rules, orders, regulations, subpoenas or directives of a court, government or governmental agency, after giving prior notice to the other Party.

(e) If DISTRIBUTOR breaches any of its obligations with respect to confidentiality and unauthorized use of Confidential Information or the Products hereunder, MANUFACTURER shall be entitled to equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as money damages notwithstanding anything to the contrary contained herein.

ARTICLE VI

Warranties

6.01     Warranty. MANUFACTURER warrants that the products, which it sells to the DISTRIBUTOR, seller, reseller, or customer, shall be free from defects in workmanship or materials. Except in the case of damage or defect attributable to MANUFACTURER, the DISTRIBUTOR, seller, reseller, or customer shall have no claim against MANUFACTURER for any damaged or defective product or part. In the event that any products or parts shall prove to be defective in workmanship or materials within a period of sixty (60) days from the delivery thereof to the DISTRIBUTOR, seller, reseller, or customer, MANUFACTURER shall repair or replace the same without cost to the Distributor, seller, reseller or customer. Except as herein stated, MANUFACTURER shall not be liable for any damages or for the breach of any warranty, express or implied, or for any other obligation or liability on account of the products which it may sell to the DISTRIBUTOR, reseller, seller or customer.

Initials ____/____

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission (SEC). Confidential treatment has been requested with respect to the omitted portions.

(a) If during the term of this Agreement the DISTRIBUTOR shall have reason to believe it has any claim against MANUFACTURER in respect of any transaction growing out of this Agreement, the Distributor shall notify MANUFACTURER in writing within sixty (60) days after it knows or has reason to know the basis of any such claim.

(b) Failure to give the notice prescribed by Subsection (a) of this section shall relieve MANUFACTURER from all liability on any claim in respect to any transaction arising out of this Agreement.

(c) The provisions of this section shall survive the termination of any other portions of this Agreement.

6.02     Limitations. (a) IT IS EXPRESSLY AGREED THAT THE WARRANTY SET FORTH HEREIN SHALL BE THE SOLE AND EXCLUSIVE REMEDY OF THE DISTRIBUTOR, ITS CUSTOMERS AND PRODUCT USERS. UNDER NO CIRCUMSTANCES SHALL MANUFACTURER BE LIABLE FOR ANY COSTS, LOSS, EXPENSE, DAMAGES, SPECIAL DAMAGES, INCIDENTAL DAMAGES OR CONSEQUENTIAL DAMAGES ARISING DIRECTLY OR INDIRECTLY FROM THE DESIGN, MANUFACTURE, SALE, USE OR REPAIR OF THE PRODUCTS, WHETHER BASED UPON WARRANTY, CONTRACT, NEGLIGENCE OR STRICT LIABILITY. IN NO EVENT WILL LIABILITY EXCEED THE PURCHASE PRICE OF THE APPLICABLE PRODUCT.

(b) EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE PRODUCTS, PARTS AND SERVICES ARE PROVIDED ON AN “AS IS” BASIS. THE WARRANTY AND LIMITS OF LIABILITY CONTAINED HEREIN ARE IN LIEU OF ALL OTHER WARRANTIES AND LIABILITIES; EXPRESSED OR IMPLIED ARISING BY LAW, CUSTOM, BY ORAL OR WRITTEN STATEMENTS. ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT, AND WARRANTIES ARISING FROM COURSE OF DEALING, USAGE OR TRADE PRACTICE, AND ANY DUTIES OF LACK OF NEGLIGENCE OR WORKMANLIKE EFFORT ARE HEREBY DISCLAIMED BY MANUFACTURER, ITS LICENSORS AND REPRESENTATIVES.

(c) MANUFACTURER neither assumes, nor authorizes any person to assume for it, any other warranty obligation in connection with the sale of the Products. This warranty shall not apply to any Products or parts of Products which (a) have been repaired or altered outside of MANUFACTURER's facilities unless such repair was authorized in advance by MANUFACTURER; or (b) have been subject to misuse, negligence or accident; or (c) have been used in a manner contrary to MANUFACTURER's instructions.

(d) In case of any part or parts of Products not manufactured by MANUFACTURER, there is no warranty from MANUFACTURER; provided, however, MANUFACTURER extends to DISTRIBUTOR any warranty received by MANUFACTURER from MANUFACTURER's supplier of such parts, but only to the extent and limitations granted to MANUFACTURER.

6.03     Indemnification. Each party, its successors, assigns, and affiliates (the “Indemnifying Party”) shall indemnify, defend and hold the other party, its successors, assigns, and affiliates (the “Indemnified Party”) harmless from and against any losses, liabilities, claims, actions, and expenses, including reasonable attorneys' fees, arising out of: (a) in the case of MANUFACTURER, a claim alleging that the Products infringe any U.S. patent, trademark or copyright of any third party, validly granted and in force under the laws of the United States of America; or (b) in the case of DISTRIBUTOR, a claim arising out of the breach of any of DISTRIBUTOR’s material obligations under this Agreement, or of any of the representations and warranties and covenants set forth herein.

(b) An Indemnified Party shall promptly notify in writing of any claims, demands or lawsuits covered by this indemnity, provided, however, that the Indemnified Party’s failure to promptly notify the Indemnifying Party shall not affect the Indemnifying Party’s indemnity obligations hereunder unless, and only to the extent that, such failure materially impairs the Indemnifying Party’s ability to defend against such claim, demand or lawsuit. Promptly after receipt of such notice, the Indemnifying Party shall assume the defense of such claim. If the Indemnifying Party fails, within a reasonable time after receipt of such notice, to assume the defense, then the Indemnified Party shall have the right to undertake the defense, compromise, and settlement of such claim for the account and at the expense of the Indemnifying Party. Notwithstanding the above, if an Indemnified Party in its sole discretion so elects, such Indemnified Party may also participate in the defense of such actions by employing counsel at its expense, without waiving the Indemnifying Party’s obligations to indemnify or defend, provided that the Indemnifying Party is not prejudiced by such actions. The Indemnifying Party shall not settle or compromise any claim or consent to the entry of any judgment to the extent that the judgment or settlement would prejudice or damage an Indemnified Party, without the prior written consent of such Indemnified Party

Initials ____/____

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission (SEC). Confidential treatment has been requested with respect to the omitted portions.

ARTICLE VII

Term

7.01     Term. This Agreement shall become effective on the date of execution by DISTRIBUTOR and MANUFACTURER, and shall run for an initial term of five (5) years, unless sooner terminated as provided for herein. This Agreement shall be automatically renewed for additional one (1) year periods so long as the minimum yearly quantities as provided in Schedule A attached hereto are met. MANUFACTURER shall hold the price of the Product constant for the first year, but reserves the right to change the price for future periods as provided in Section 5.03 herein.

ARTICLE VIII

Termination

8.01     Termination by Either Party.  Either Party may terminate this Agreement by written notice of termination delivered to the other Party, such termination to be effective not less than ninety (90) days after receipt of such notice, unless the Parties agree to such termination becoming effective on a sooner date; providing however that, in the absence of any material breach, such termination must be mutually agreed-to by the Parties.

8.02     Termination by Manufacturer. MANUFACTURER may terminate this Agreement immediately by delivering to DISTRIBUTOR or its representative notice of such termination in the event of the happening of any of the following:

i. Any attempted transfer or assignment of this Agreement, or any right or obligation hereunder, or any sale, transfer, relinquishment voluntary or involuntary by operation of law, or otherwise of any majority interest in the direct or indirect ownership, control or active management of DISTRIBUTOR without the prior written approval of MANUFACTURER and before the transfer of assignment of this agreement will be valid, said approval shall not to be unreasonably withheld; or

ii. The execution by DISTRIBUTOR of an assignment for the benefit of creditors; the conviction of DISTRIBUTOR or any principal officer of DISTRIBUTOR of any crimes which in the opinion of MANUFACTURER may adversely affect the ownership, operation, management, business or interest of DISTRIBUTOR or MANUFACTURER; or

iii. Failure of DISTRIBUTOR to pay when due any indebtedness owing by DISTRIBUTOR to MANUFACTURER, unless expressly waived in writing by MANUFACTURER or cured within seven (7) days of notice by MANUFACTURER;

iv. Conduct any portion of its business or uses any of the Products in a manner that MANUFACTURER reasonably believes threatens the validity or integrity of any of MANUFACTURER’s Patents or threatens the goodwill associated therewith;

v. fails or refuses to comply with any other material provision of this Agreement or any reasonable instruction of the Company concerning use of any of the Product; or

vi. The sale of all or substantially all of DISTRIBUTOR's assets.

Initials ____/____

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission (SEC). Confidential treatment has been requested with respect to the omitted portions.

8.03     Automatic Termination. This Agreement shall terminate automatically and without the giving of notice in the event of either Party becoming insolvent, DISTRIBUTOR having outstanding balances due and owing MANUFACTURER for a period longer than ninety (90) days or either Party suffering appointment of a temporary or permanent receiver, trustee, or custodian for all or a substantial part of its assets who shall not be discharged within ninety (90) days.

8.05     Termination by Either Party. Notwithstanding any other provision of this Article VIII, either Party may terminate this Agreement for failure by the other Party to perform or adhere to any of its obligations under this Agreement by notifying the other Party of such default and allowing the other Party thirty (30) days to cure said default. The Party giving notice of default may terminate this Agreement at any time thereafter upon notice to the other Party.

8.06     Any termination of this Agreement shall not release DISTRIBUTOR from paying any amount which may then be due and owing to MANUFACTURER or from any obligation to pay for any Products which may be ordered by DISTRIBUTOR and shipped prior to the effective date of such termination. In the event of any termination of this Agreement, all obligations owed by DISTRIBUTOR to MANUFACTURER shall become immediately due and payable on the effective date of termination whether otherwise then due or not (without presentment, demand, protest or notice of any kind, all of which are hereby waived by DISTRIBUTOR), and MANUFACTURER may offset and deduct from any or all amounts owed to DISTRIBUTOR any or all amounts owed by DISTRIBUTOR to MANUFACTURER rendering to DISTRIBUTOR the excess, if any.

8.07     Effect of Termination. Upon the termination of this Agreement the following shall occur:

i.     DISTRIBUTOR and its Affiliates shall immediately cease to, directly or indirectly, represent to the public or hold itself out as a present or former distributor of the Products or in any other way affiliate itself with MANUFACTURER; and

ii.     DISTRIBUTOR and its Affiliates will not use any re-productions, counterfeit, copy or colorable imitation of MANUFACTURER's trademarks, copyrights, logos or other proprietary marks or undertake any other conduct which is likely to cause confusion, mistake or deception, or which is likely to dilute MANUFACTURER's rights in and to its proprietary marks; and

iii.     DISTRIBUTOR and its Affiliates shall cease to display or otherwise use all trademarks, service marks, trade names, copyrights, other proprietary designations, and variations and combinations thereof, for which consent to display or otherwise use was granted, and shall immediately deliver to MANUFACTURER or destroy, at MANUFACTURER’s sole discretion, free of any charge, all materials of any type or kind displaying or otherwise using the same and all marketing and sales materials for the Products, all technical drawings and specifications for the Products and all other Confidential Information provided by MANUFACTURER to DISTRIBUTOR or which are in DISTRIBUTOR 's control.

iv.     Notwithstanding termination, DISTRIBUTOR shall be at liberty to sell its remaining stock to any entity without being in violation of the terms of this Agreement.

8.08     During the term of this Agreement and for a period of three (3) years after the termination of this Agreement, for any reason whatsoever, DISTRIBUTOR and its Affiliates shall not in any manner engage directly or indirectly in the marketing, distribution or sale of any Products competitive with the Products covered by this Agreement. Competitive Products are defined as those Products falling within the scope of the patents listed on Schedule B attached hereto.

8.09 The rights to terminate this Agreement given hereunder shall be without prejudice to any other right or remedy of either Party in respect of the violation concerned (if any) or any other violation.

Initials ____/____

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission (SEC). Confidential treatment has been requested with respect to the omitted portions.

ARTICLE IX

Miscellaneous

9.01     Entire Agreement; Modification. This Agreement supersedes all prior or contemporaneous agreements, representations, warranties and understandings and contains the entire agreement between the Parties hereto. No amendment, modification, termination, or waiver of any provision of this Agreement, nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by duly authorized representatives of each Party hereto. No notice to, or demand on, DISTRIBUTOR in any case shall entitle it to any other or further notice or demand in similar or other circumstances. No failure or delay on the part of MANUFACTURER in exercising any right, power or remedy, hereunder, shall retire the right, power or remedy.

9.02     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns, except that DISTRIBUTOR shall not have the right to assign or otherwise transfer its rights hereunder or any interest therein without the prior written consent of MANUFACTURER; such consent shall not be unreasonably withheld or delayed.

9.03     No Liability. MANUFACTURER shall not by reason of termination of the Agreement be liable to DISTRIBUTOR for any claims, losses, costs, expenses, or damages, including but not limited to, compensation, reimbursement, or damages arising from, resulting from, or related to loss of revenue, loss of profit, investments or expenditures of goodwill of DISTRIBUTOR.

9.04     Notices. All notices, requests, demands, directions and other communications provided for hereunder shall be in writing (including fax or e-mail) and mailed or delivered to the applicable Party at the address of such Party set forth on the first page hereof or at such address as a Party shall notify the other Party of in writing. Each such notice, request, demand, direction or other communication shall be deemed delivered (a) on the date delivered if by personal delivery, (b) on the date of transmission if by fax, (c) on the date when responded to if by e-mail, and (d) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as non-deliverable, as the case may be, if mailed.

9.05     Insurance. DISTRIBUTOR shall at its own expense purchase and maintain comprehensive general liability insurance, including contractual liability insurance and product liability insurance, on an occurrence basis against claims for bodily injury or death, including personal injury and property damage. All policies of insurance shall provide that MANUFACTURER is an additional insured. In addition, all such policies shall contain an agreement on the part of the insurers that in the event of cancellation of the policy in whole or in part, or by a reduction as to coverage or amount thereof, whether initiated by the insurer or any insured, the insurer shall provide at least thirty (30) days' advance written notice to MANUFACTURER prior to such cancellation or reduction in coverage.

9.06     Arbitration. Any controversy or claim arising out of or relating to this Agreement or the violation thereof shall first be resolved by negotiations between MANUFACTURER and DISTRIBUTOR. If such negotiations do not resolve the dispute, either Party has the right to submit the dispute to the American Arbitration Association (“AAA”) for arbitration which shall be conducted in accordance with the AAA’s arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon both parties.

9.07     Governing Law. This Agreement and any arbitration relating thereto shall be governed by and construed under the laws of the State of New Mexico, United States of America. The United Nations Conventions on Contracts for the International Sale of Goods shall not apply to this Agreement.

9.08     Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be original and all of which taken together shall constitute one complete instrument.

Initials ____/____

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission (SEC). Confidential treatment has been requested with respect to the omitted portions.

9.09     Headings. Headings in this Agreement are included herein for convenience of references only and shall not constitute a part of this Agreement for any other purpose.

9.10     Severability. In the event any section, paragraph or portion of this Agreement shall be, or be deemed to be by the AAA in accordance with paragraph 9.06 above, void, voidable or invalid for any reason, this Agreement shall be otherwise valid and enforceable as if the void, voidable or invalid section, paragraph or portion of this Agreement had not been a part of it in the first instance except for the provisions under Article VIII herein.

9.11     Force Majeure.

i) If either Party is affected by Force Majeure it shall immediately notify the other Party of the nature and extent thereof.

ii) Neither Party shall be deemed to be in violation of this Agreement or otherwise be liable to the other, by reason of any delay in performance, or non-performance, of any of its obligations hereunder to the extent that such delay or non-performance is due to any Force Majeure of which it has notified the other Party and the time for performance of that obligation shall be extended accordingly.

iii) If the Force Majeure event in question persists for a continuous period of six (6) months, the Parties shall enter into bona fide discussions with a view to alleviating its affects, or to agreeing upon such alternative arrangements as may be fair and reasonable.

9.12 Waiver. Any waiver by either Party of a violation of any provision of this Agreement shall not be construed as a waiver of any subsequent violation of the same or any other provision thereof.

9.13 Attorneys’ Fees. In the event of any controversy or claim or dispute between the Parties arising out of or relating to this Agreement, or the breach of this Agreement, the prevailing Party will be entitled to recover, from the losing Party, reasonable attorneys' fees, expenses and costs.

(Signature Page Follows)

Initials ____/____

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission (SEC). Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties hereto have affixed their signatures and initialed each page hereof as of the date first written above.

MANUFACTURER	DISTRIBUTOR
Enerpulse Technologies, Inc.	EuroAmerican Engineering LLC
2451 Alamo SE	3556 SE Dixie Highway
Albuquerque, NM USA 87106	Stuart, Florida, 34997

IMEGA International Group Ltd.
Via Malpasso, 37, Sansepolcro (Arezzo),
Italy, 52037

/s/ Louis S. Camilli	/s/ Danilo Gardi
Name: Louis S. Camilli	Name: Danilo Gardi
Title: President	Title: CEO EuroAmerican Engineering
Title: CEO IMEGA International Group Srl

DISTRIBUTOR INFORMATION

Name:  ___________________________________________________________________________

Principal Contact: __________________________________________________________________

Street Address: ____________________________________________________________________

Street Address: ____________________________________________________________________

City: ___________________ State: ___________ Postal Code: _________ Country: ____________

Telephone: _________________________________FAX: __________________________________

E-Mail: ____________________________________ URL: __________________________________

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission (SEC). Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE A

TERRITORY

European Union

ANNUAL MINIMUM AGGREGATE PURCHASE QUANTITIES REQUIRED TO MAINTAIN EXCLUSIVITY

First year	[***]/pcs
Second year	[***]/pcs
Third year	[***]/pcs
Fourth year	[***]/pcs
Fifth year	[***]/pcs

PULSTAR 30 DAY MONEY BACK GUARANTEE

MANUFACTURER extends to DISTRIBUTOR its “30 Day Money Back Guarantee” as follows:

If your customer is not 100% satisfied with their Pulstar® pulse plugs within 30 days of purchase (proof of pruchase required), they can be returned for a full refund. GUARANTEED! If Pulstar plugs are returned to DISTRIBUTOR under this policty, they will be replaced by MANUFACTURER at no charge.

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission (SEC). Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE B

PRODUCT and PRICING

(US Dollars) FOB MANUFACTURER DOCK

Alternative Fuel

Model	MSRP	DISTRIBUTOR	Typical application
NAD1/10	$16.99	$ [***]	Ford/GM 1980-2000
NBE1/10	$16.99	$ [***]	Chrysler/foreign
NBE2/8	$16.99	$ [***]	Commercial
MBE2D	$59.99	$ [***]	Commercial high compression
NDG1/10	$16.99	$ [***]	Foreign late-model
NEF1/10	$16.99	$ [***]	Ford GM late-model
NGG1/10	$16.99	$ [***]	Foreign 4-valve late-
NNK1/5	$99.99	$ [***]	Commercial M14X19mm
NNK1R/5	$119.99	$ [***]	Commercial M14X19mm

Gasoline Racing

Model	MSRP	DISTRIBUTOR	Typical application
AD1H-R	$16.99	$ [***]	GM and Ford
BE1H-R	$16.99	$ [***]	Chrysler, Euro, Asia
BE2H-R	$16.99	$ [***]	High Performance Euro
CB1H-R	$16.99	$ [***]	Early GM Ford
DG1H-R	$16.99	$ [***]	Late model Chrysler, Euro, Asia
EF1H-R	$16.99	$ [***]	Late model Ford GM
GG1H-R	$16.99	$ [***]	Late model Euro Asia
HE1H-R	$16.99	$ [***]	Late model Harley Davidson

Non-exclusive PRODUCTS

AD1H/10	$15.99	$ [***]
BE1H/10	$15.99	$ [***]
BE2H/10	$15.99	$ [***]
DG1H/10	$15.99	$ [***]
EF1H/10	$15.99	$ [***]
CB1H/10	$15.99	$ [***]
GG1H10	$15.99	$ [***]
HE1H/10	$15.99	$ [***]
HE2rt7	$15.99	$ [***]
JE2rt7	$15.99	$ [***]

MINIMUM ORDER QUANTITY: 1,000 AGGREGATE UNITS

PAYMENT TERMS: NET 30 DAYS

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[***]” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission (SEC). Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE C

PATENTS

UNITED STATES PATENTS	FOREIGN PATENTS
RE32,505	1,576,071	Japan
4,333,126	1,875,134	Japan
4,402,036	0,044,862	Euro
4,589,398	0,174,346	Euro
5,272,415	2,365,138	Canada
5,371,436	285,423	Mexico
6,329,743	289,773	Mexico
8,278,808	5,033,872	Japan
8,049,399	300,543	Mexico
8,672,721	ZL200780013176.9	China
	2007249192	Australia
	5383491	Japan
	ZL200780027642.9	China
	2007275029	Australia